Exhibit 99.1

Press Release #201109	FOR IMMEDIATE RELEASE	March 16, 2011

New Advisor Mineral Exploration; Options Granted

Vancouver, BC—Enertopia Corporation (ENRT:OTCBB) (TOP:CNSX) (the "Company" or "Enertopia") announces that it has appointed Mr. Joe Sandberg, MBA, P. Geol as an Advisor focused on mineral exploration.

Mr. Sandberg has spent more than 40 years in the mining industry, mostly focused on the US southwest. He has extensive experience in both base metal and precious metals project development in open pit and underground situations. He is currently CEO of Redhawk Resources and previously held various management positions with several major mining companies.

“We are very pleased to have Joe join our growing team. Over the past year he has helped Redhawk Resources raise $24 million dollars and has greatly advanced that company’s projects”, said Robert McAllister, President. Mr. Sandberg’s geological expertise is expected to be of significant value to the Company as it moves forward with resource exploration. Mr. Sandberg will receive an honorarium of USD $2,000 for the first year of his participation on our Advisory Board and a grant of 150,000 options exercisable at a price of US $0.18 in connection with his engagement.

The Company also announces it has settled a debt of US$12,500 through the issuance of 78,125 restricted shares at a deemed price of US $0.16 per share, to Mr. Ihrke VP Business Development of the Company.

About Enertopia

Enertopia (www.enertopia.com) shares are quoted in the USA with symbol ENRT, and in Canada with symbol TOP. For additional information, please visit www.enertopia.com or call Robert McAllister, President, Enertopia Corporation at 1.250.765.6422

Media Contact:
Pat Beechinor, Media Relations, Enertopia Corporation
403.463.4119 or beechinor@utopia2030.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements include: (i) the Company creating a new business division focusing on natural resource acquisitions and exploration; (ii) the Company’s proposed acquisition of the Claims; and (iii) the Company’s belief that the ability to enhance shareholder value within the natural resource sector is considerable today. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, access to capital, and other factors which may be identified from time to time in the Company's public announcements and filings. The Company's evaluation of alternative energy projects in the heat recovery, solar thermal, solar PV and water purification; and of resource projects provides no assurance that any particular project will have any material effect on the Company.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.